Exhibit 99.1

News Release
For Immediate Release: November 9, 2026

H&R Block Reports Fiscal 2027 First Quarter Results and Reaffirms Fiscal 2027 Outlook
— Revenue Increased 10% —
— Repurchased $100 Million of Shares as Part of Full-Year Capital Return Strategy —

KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB) (the "Company") today released financial results1 for its fiscal 2027 first quarter ended September 30, 2026.
"We are pleased with our start to fiscal 2027, including revenue growth of more than 10%," said Curtis Campbell, president and chief executive officer. "At the same time, we continue advancing strategic initiatives designed to enhance the client experience and support future growth. Our focus remains on executing our strategy and positioning H&R Block for long-term success."
Fiscal 2027 First Quarter Results and Key Financial Metrics
"Our financial position remains strong, and we continue to execute our disciplined capital allocation priorities," said Tiffany Mason, chief financial officer. "During the first quarter, we invested in the business to support future growth while returning capital to shareholders through dividends and share repurchases. We remain confident in the assumptions underlying our fiscal 2027 outlook and are reaffirming our guidance."
The Company reminds readers that its business is highly seasonal, and first quarter results consistently reflect this pattern. Historically, this period contributes modestly to annual revenue and typically generates a net loss.
For the first quarter, the Company delivered total revenue of $224.3 million, an increase of $20.8 million, or 10.2%, versus the prior year. The increase was primarily the result of growth in international services, higher tax protection and identity services, an increase in small business services, and growth in U.S. tax preparation revenues.
Total operating expenses of $456.2 million increased by $45.6 million, or 11.1%, versus the prior year. The increase was primarily due to higher field compensation and benefits, increased general corporate expenses, and higher occupancy and equipment costs.
During the first quarter, the Company recognized $8.0 million of severance and related costs associated with the previously announced seasonal office leadership transition, which were recorded in field compensation and benefits. This charge has been excluded from adjusted results.
Net loss from continuing operations increased by $22.8 million, or 13.8%, to ($188.1) million, and loss per share from continuing operations2 increased 21.4% to ($1.53).
Adjusted net loss from continuing operations2 increased by $14.9 million, or 9.5%, to ($172.1) million, and adjusted loss per share from continuing operations2 increased 16.7% to ($1.40), due to a higher net loss and fewer shares outstanding as a result of share repurchases.

1All amounts in this release are unaudited. Unless otherwise noted, all comparisons refer to the current period compared to the corresponding prior year period.
2All share amounts are based on weighted average fully diluted shares over the corresponding period. The Company reports non-GAAP financial measures of performance, including adjusted net income, adjusted earnings per share (EPS), earnings before interest, tax, depreciation, and amortization (EBITDA), and adjusted EBITDA from continuing operations, which it considers to be useful metrics for management and investors to evaluate and compare the ongoing operating performance of the Company. See "About Non-GAAP Financial Information" below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

Capital Allocation
The Company reported the following related to its capital structure:
•The Company announced today that its Board of Directors declared a quarterly cash dividend of $0.46 per share which will be paid on January 6, 2027, to shareholders of record as of December 3, 2026.
•The Company repurchased and retired 2.2 million shares at an aggregate price of $100.3 million, or $45.68 per share, in the first quarter. It has approximately $500 million remaining on its $1.5 billion share repurchase program.
•Year-to-date, the Company has returned $156.9 million to shareholders in the form of dividends and share repurchases.
H&R Block has paid quarterly dividends consecutively since the Company became public in 1962. Since 2016, the Company has returned more than $5.3 billion to shareholders in the form of dividends and share repurchases, buying back over 49% of its shares outstanding3.
Fiscal Year 2027 Outlook Reaffirmed
The Company continues to expect:
•Revenue to be in the range of $4.11 to $4.16 billion.
•Adjusted EBITDA4 to be in the range of $1.11 to $1.14 billion.
•Effective tax rate to be approximately 23%.
•Adjusted Diluted Earnings Per Share4 to be in the range of $6.04 to $6.24.
Conference Call
The Company will host a conference call for analysts and investors to discuss first quarter 2027 results at 4:30 p.m. ET on Monday, November 9, 2026. To join live, participants must register at https://register-conf.media-server.com/register/BI46c1c99bcb2d4f8a8a49d697da287d8d. Once registered, the participant will receive a dial-in number and unique PIN to access the call. Please join approximately 5 minutes prior to the scheduled start time.
The call, along with a presentation for viewing, will also be webcast in a listen-only format for the media and general public. The webcast can be accessed directly at https://edge.media-server.com/mmc/p/b3k2w7ce/lan/en and will be available for replay 2 hours after the call is concluded and continuing for 90 days.
About H&R Block
H&R Block, Inc. (NYSE: HRB) provides help and inspires confidence in its clients and communities everywhere through global tax preparation services, financial products, and small business solutions. Named CNET's Best Overall online tax service for 2026, the company blends digital innovation with human expertise and care as it helps people get the best outcome at tax time and manage their money better using its mobile banking app, Spruce. Through Block Advisors and Wave, the company helps small-business owners thrive with year-round bookkeeping, payroll, advisory, and payment processing solutions. For more information, visit H&R Block News.
About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each
3Shares outstanding calculated as of April 30, 2016.
4Adjusted EBITDA and Adjusted Diluted Earnings Per Share from continuing operations are non-GAAP financial measures. Future period non-GAAP outlook includes adjustments for items not indicative of our core operations, which may include, without limitation, items described in the below section titled “Non-GAAP Financial Information” and in the accompanying tables. Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual, or unanticipated charges, expenses or gains, or other items that may not directly correlate to the underlying performance of our business operations. The exact amounts of these adjustments are not currently determinable but may be significant. It is therefore not practicable to provide the comparable GAAP measures or reconcile this non-GAAP outlook to the most comparable GAAP measures.

measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled "Non-GAAP Financial Information."
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "commits," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, client trajectory, income, effective tax rate, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volumes or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. They may also include the expected impact of external events beyond the Company’s control, such as outbreaks of infectious disease, severe weather events, natural or manmade disasters, or changes in the regulatory environment in which we operate. All forward-looking statements speak only as of the date they are made and reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to a variety of economic, competitive and regulatory factors, many of which are beyond the Company's control, that are described in our Annual Report on Form 10-K for the most recently completed fiscal year in the section entitled "Risk Factors" and additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You may get such filings for free at our website at https://investors.hrblock.com. In addition, factors that may cause the Company’s actual estimated effective tax rate to differ from estimates include the Company’s actual results from operations compared to current estimates, future discrete items, changes in interpretations and assumptions the Company has made, future actions of the Company, or increases in applicable tax rates in jurisdictions where the Company operates. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

For Further Information

Investor Relations:	Jessica Hazel, jessica.hazel@hrblock.com
Media Relations:	Media Desk, mediadesk@hrblock.com

TABLES FOLLOW

FINANCIAL RESULTS	(unaudited, in 000s - except per share amounts)
	Three months ended September 30,
	2026	2025
REVENUES
Service revenues
U.S. services
Tax preparation	$54,467	$51,867
Small business services	34,896	31,047
Refund transfers	844	843
Tax protection and identity services	34,320	29,180
Card and related services	7,679	7,852
Other services	6,469	4,828
Total U.S. services	138,675	125,617
International services	74,813	66,494
Total service revenues	213,488	192,111
Royalties and other revenues
U.S. royalties	5,683	5,849
Interest and fee income on Emerald Advance®	—	—
Other	5,165	5,591
Total royalties and other revenues	10,848	11,440
Total revenues	224,336	203,551
OPERATING EXPENSES
Costs of revenues
Field compensation and benefits	102,060	82,791
Occupancy and equipment	132,267	124,474
Technology and related expenses	32,806	29,924
General operations expenses	43,141	36,828
Total costs of revenues	310,274	274,017
Selling, general and administrative expenses
Corporate compensation and benefits	99,959	102,865
Marketing and advertising	11,560	8,342
General corporate expenses	34,436	25,358
Total selling, general and administrative expenses	145,955	136,565
Total operating expenses	456,229	410,582
Other income (expense), net	6,576	8,102
Interest expense on borrowings	15,538	17,402
Loss from continuing operations before income tax benefit	(240,855)	(216,331)
Income tax benefit	(52,728)	(50,963)
Net loss from continuing operations	(188,127)	(165,368)
Net loss from discontinued operations, net	(351)	(451)
Net loss	$(188,478)	$(165,819)
BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(1.53)	$(1.26)
Discontinued operations	—	—
Consolidated	$(1.53)	$(1.26)
WEIGHTED AVERAGE DILUTED SHARES	123,077	131,387
Adjusted diluted EPS (1)	$(1.40)	$(1.20)
EBITDA (1)	$(193,126)	$(170,007)
Adjusted EBITDA (1)	$(185,175)	$(170,007)
(1) All non-GAAP measures are results from continuing operations. See "Non-GAAP Financial Information" for a reconciliation of non-GAAP measures.

CONSOLIDATED BALANCE SHEETS	(unaudited, in 000s - except per share data)
As of	September 30, 2026	June 30, 2026

ASSETS
Cash and cash equivalents	$390,498	$958,706
Cash and cash equivalents - restricted	21,248	19,195
Receivables, net	63,606	58,248
Prepaid expenses and other current assets	102,934	89,408
Total current assets	578,286	1,125,557
Property and equipment, net	146,258	141,456
Operating lease right of use assets	588,526	597,641
Intangible assets, net	263,019	266,986
Goodwill	817,318	812,543
Deferred tax assets and income taxes receivable	220,960	239,745
Other noncurrent assets, net	71,598	72,423
Total assets	$2,685,965	$3,256,351
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Accounts payable and accrued expenses	$151,627	$156,330
Accrued salaries, wages and payroll taxes	75,045	121,878
Accrued income taxes and reserves for uncertain tax positions	163,420	266,184
Operating lease liabilities	221,832	228,760
Deferred revenue and other current liabilities	194,906	220,273
Total current liabilities	806,830	993,425
Long-term debt	1,492,058	1,491,493
Deferred tax liabilities and reserves for uncertain tax positions	166,253	163,660
Operating lease liabilities	380,448	382,100
Deferred revenue and other noncurrent liabilities	82,710	108,185
Total liabilities	2,928,299	3,138,863
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, no par, stated value $.01 per share	1,516	1,538
Additional paid-in capital	775,027	784,363
Accumulated other comprehensive loss	(65,289)	(64,088)
Retained earnings (deficit)	(318,300)	30,782
Less treasury shares, at cost	(635,288)	(635,107)
Total stockholders' equity (deficiency)	(242,334)	117,488
Total liabilities and stockholders' equity	$2,685,965	$3,256,351

CONSOLIDATED STATEMENTS OF CASH FLOWS	(unaudited, in 000s)
Three months ended September 30,	2026	2025

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(188,478)	$(165,819)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	32,191	28,922
Provision for credit losses	2,114	975
Deferred taxes	21,608	17,800
Stock-based compensation	4,878	6,173
Changes in assets and liabilities, net of acquisitions:
Receivables	(4,557)	262
Prepaid expenses, other current and noncurrent assets	(8,846)	7,530
Accounts payable, accrued expenses, salaries, wages and payroll taxes	(59,392)	(59,094)
Deferred revenue, other current and noncurrent liabilities	(53,914)	(46,118)
Income tax receivables, accrued income taxes and income tax reserves	(104,586)	(147,233)
Other, net	526	(236)
Net cash used in operating activities	(358,456)	(356,838)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(20,777)	(13,188)
Payments made for business acquisitions, net of cash acquired	(10,261)	(5,069)
Franchise loans funded	(5,218)	(3,667)
Payments from franchisees	310	731
Other, net	281	267
Net cash used in investing activities	(35,665)	(20,926)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit borrowings	—	245,000
Repayments of long-term debt	—	(350,000)
Proceeds from issuance of long-term debt	—	346,980
Dividends paid	(52,627)	(50,208)
Repurchase of common stock, including shares surrendered	(117,286)	(412,415)
Other, net	(1,498)	(4,382)
Net cash used in financing activities	(171,411)	(225,025)
Effects of exchange rate changes on cash	(623)	(2,949)
Net decrease in cash and cash equivalents, including restricted balances	(566,155)	(605,738)
Cash, cash equivalents and restricted cash, beginning of period	977,901	1,003,139
Cash, cash equivalents and restricted cash, end of period	$411,746	$397,401
SUPPLEMENTARY CASH FLOW DATA:
Income taxes paid	$30,109	$78,339
Interest paid on borrowings	28,914	28,471
Accrued additions to property and equipment	3,637	7,734
New operating right of use assets and related lease liabilities	53,227	37,885
Accrued dividends payable to common shareholders	56,550	54,343

(in 000s)
	Three months ended September 30,
NON-GAAP FINANCIAL MEASURES - EBITDA AND ADJUSTED EBITDA	2026	2025

Net loss - as reported	$(188,478)	$(165,819)
Discontinued operations, net	351	451
Net loss from continuing operations - as reported	(188,127)	(165,368)
Add back:
Income tax benefit	(52,728)	(50,963)
Interest expense	15,538	17,402
Depreciation and amortization	32,191	28,922
	(4,999)	(4,639)
EBITDA from continuing operations	$(193,126)	$(170,007)
Severance and related costs of discrete strategic initiatives	7,951	—
Adjusted EBITDA from continuing operations	$(185,175)	$(170,007)

(in 000s, except per share amounts)
	Three months ended September 30,
NON-GAAP FINANCIAL MEASURES - ADJUSTED NET LOSS AND ADJUSTED EPS	2026	2025

Net loss from continuing operations - as reported	$(188,127)	$(165,368)
Adjustments:
Amortization of intangibles related to acquisitions (pretax)	12,250	10,979
Severance and related costs of discrete strategic initiatives (pretax)	7,951	—
Tax effect of pretax adjustments (1)	(4,190)	(2,792)
Adjusted net loss from continuing operations	$(172,116)	$(157,181)

Diluted loss per share from continuing operations - as reported	$(1.53)	$(1.26)
Adjustments, net of tax	0.13	0.06
Adjusted diluted loss per share from continuing operations	$(1.40)	$(1.20)

(1)Tax effect of adjustments is the difference between the tax provision calculated on a GAAP basis and on an adjusted non-GAAP basis.

Non-GAAP Financial Information
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures for other companies.
We consider our non-GAAP financial measures to be performance measures and a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business. We make adjustments for certain non-GAAP financial measures related to amortization of intangibles from acquisitions, goodwill impairments, severance and related costs of discrete strategic initiatives, and material discrete tax impacts of IRS examination settlements. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures, such as future organizational restructuring initiatives and legal settlements, when such items are not indicative of our ongoing operating performance.

We measure the performance of our business using a variety of metrics, including earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations, adjusted EBITDA from continuing operations, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations. We also use EBITDA from continuing operations and pretax income from continuing operations, each subject to permitted adjustments, as performance metrics in incentive compensation calculations for our employees.
Supplemental Revenue Table

U.S. Tax Preparation and Software Revenues	(unaudited, in 000s)
	Three months ended September 30,
	2026	2025
U.S. consumer assisted tax preparation	$30,742	$29,796
U.S. consumer DIY tax preparation and software	2,994	2,945
Total U.S. consumer tax preparation and software	33,736	32,741

U.S. small business assisted tax preparation	20,628	18,848
U.S. small business DIY tax preparation	694	800
Total U.S. small business tax preparation	21,322	19,648
Total U.S. tax preparation and software	$55,058	$52,389